WASTE CONNECTIONS REPORTS FIRST QUARTER 2008 RESULTS

-	Reports revenue of $250.3 million, up 14.3%, and earnings per share of $0.34
-	Reports internal growth of 8.1%
-	Reports free cash flow of $35.4 million, or 14.2% of revenue, up 42.4%
-	Repurchases approximately $31.5 million of common stock

FOLSOM, CA, April 21, 2008 - Waste Connections, Inc. (NYSE: WCN) today announced its results for the first quarter 2008. Revenue totaled $250.3 million, a 14.3% increase over revenue of $219.0 million in the year ago period. Operating income was $50.8 million, a 9.4% increase over operating income of $46.4 million in the first quarter of 2007. Net income in the quarter was $23.1 million, or $0.34 per share on a diluted basis of 68.1 million shares. In the year ago period, the Company reported net income of $22.4 million and diluted earnings per share of $0.32. Non-cash costs for equity-based compensation and amortization of acquisition-related intangibles were $3.5 million ($2.1 million net of taxes, or approximately $0.03 per share) in the quarter compared to $2.7 million ($1.7 million net of taxes, or approximately $0.02 per share) in the year ago period.

“We continue to be extremely pleased with the underlying strength of our business in the face of spiraling fuel costs and more difficult weather conditions during the quarter. Excluding the dilutive margin impact of acquisitions completed since the year ago period, operating margins were almost flat year-over-year despite an almost 40% increase in average fuel costs resulting in fuel as a percentage of revenue increasing more than 150 basis points in the quarter,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer. “Continuing pricing strength and the improving performance of recently completed acquisitions position us to recover a significant portion of this recent spike in fuel costs should diesel prices remain at record levels for the remainder of the year.”

Waste Connections will be hosting a conference call related to first quarter earnings and second quarter outlook on April 22nd at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com and through a link on the Company’s web site at www.wasteconnections.com. A playback of the call will be available at both of these sites.

For non-GAAP measures, see accompanying Non-GAAP Reconciliation Schedule.

Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S. The Company serves approximately 1.5 million residential, commercial and industrial customers from a network of operations in 23 states. The Company also provides intermodal services for the movement of containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at (916) 608-8200.

Certain statements contained in this press release are forward-looking in nature.  These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy.  Waste Connections’ business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) Waste Connections may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (2) increases in the price of fuel may adversely affect Waste Connections’ business and reduce its operating margins; (3) increases in labor and disposal and related transportation costs could impact Waste Connections’ financial results; (4) increases in insurance costs and the amount that Waste Connections self-insures for various risks could reduce its operating margins and reported earnings; (5) Waste Connections depends significantly on the services of the members of its senior, regional and district management team, and the departure of any of those persons could cause its operating results to suffer; (6) Waste Connections’ financial results are based upon estimates and assumptions that may differ from actual results; (7) efforts by labor unions could divert management attention and adversely affect operating results; (8) Waste Connections’ results are vulnerable to economic conditions and seasonal factors affecting the regions in which it operates; (9) Waste Connections may lose contracts through competitive bidding, early termination or governmental action; (10) Waste Connections may be subject in the normal course of business to judicial and administrative proceedings that could interrupt its operations, require expensive remediation, result in adverse judgments or settlements and create negative publicity; (11) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit Waste Connections’ ability to grow through acquisitions; (12) Waste Connections’ growth and future financial performance depend significantly on its ability to integrate acquired businesses into its organization and operations; (13) Waste Connections’ acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (14) because Waste Connections depends on railroads for its intermodal operations, its operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (15) Waste Connections’ decentralized decision-making structure could allow local managers to make decisions that adversely affect Waste Connections’ operating results; (16) Waste Connections may incur additional charges related to capitalized expenditures, which would decrease its earnings; (17) each business that Waste Connections acquires or has acquired may have liabilities that Waste Connections fails or is unable to discover, including environmental liabilities; (18) liabilities for environmental damage may adversely affect Waste Connections’ business and earnings; and (19) the adoption of new accounting standards or interpretations could adversely affect Waste Connections’ financial results. These risks and uncertainties, as well as others, are discussed in greater detail in Waste Connections’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.  There may be additional risks of which Waste Connections is not presently aware or that it currently believes are immaterial which could have an adverse impact on its business.  Waste Connections makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

- financial tables attached -

CONTACT:
Worthing Jackman / (916) 608-8266
worthingj@wasteconnections.com

WASTE CONNECTIONS, INC.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED MARCH 31, 2007 AND 2008
(Unaudited)
(in thousands, except share and per share amounts)

	Three months ended March 31,
	2007	2008

Revenues	$218,951	$250,300
Operating expenses:
Cost of operations	128,869	149,132
Selling, general and administrative	23,910	27,090
Depreciation and amortization	19,590	23,223
Loss on disposal of assets	160	57
Operating income	46,422	50,798

Interest expense, net	(7,818)	(9,319)
Minority interests	(2,840)	(3,373)
Other income (expense), net	51	(12)
Income before income taxes	35,815	38,094

Income tax provision	(13,435)	(14,976)
Net income	22,380	$23,118

Basic earnings per common share	$0.33	$0.35

Diluted earnings per common share	$0.32	$0.34

Shares used in the per share calculations:
Basic	68,465,359	66,789,398
Diluted	70,583,096	68,121,953

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	December 31,	March 31,
	2007	2008
ASSETS
Current assets:
Cash and equivalents	$10,298	$9,505
Accounts receivable, net of allowance for doubtful accounts of $4,387 and $3,716 at December 31, 2007 and March 31, 2008, respectively	123,882	116,193
Deferred income taxes	14,732	15,552
Prepaid expenses and other current assets	21,953	15,512
Total current assets	170,865	156,762

Property and equipment, net	865,330	870,316
Goodwill	811,049	824,929
Intangible assets, net	93,957	109,376
Restricted assets	19,300	20,090
Other assets, net	21,457	21,512
	$1,981,958	$2,002,985

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$59,912	$51,194
Bank overdraft	8,835	5,239
Accrued liabilities	69,578	76,185
Deferred revenue	44,074	44,343
Current portion of long-term debt and notes payable	13,315	13,473
Total current liabilities	195,714	190,434

Long-term debt and notes payable	719,518	744,514
Other long-term liabilities	38,053	45,517
Deferred income taxes	223,308	227,197
Total liabilities	1,176,593	1,207,662

Commitments and contingencies
Minority interests	30,220	30,751

Stockholders' equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	-	-
Common stock: $0.01 par value; 150,000,000 shares authorized; 67,052,135 and 66,397,922 shares issued and outstanding at December 31, 2007 and March 31, 2008, respectively	670	664
Additional paid-in capital	254,284	229,151
Retained earnings	524,481	547,599
Accumulated other comprehensive income	(4,290)	(12,842)
Total stockholders' equity	775,145	764,572
	$1,981,958	$2,002,985

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2007 AND 2008
(Unaudited)
(Dollars in thousands)

	Three months ended
	March 31,
	2007	2008

Cash flows from operating activities:
Net income	$22,380	$23,118
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of assets	160	57
Depreciation	18,558	21,827
Amortization of intangibles	1,032	1,396
Deferred income taxes, net of acquisitions	2,852	7,989
Minority interests	2,840	3,373
Amortization of debt issuance costs	482	486
Stock-based compensation	1,663	2,065
Interest income on restricted assets	(107)	(170)
Closure and post-closure accretion	253	333
Excess tax benefit associated with equity-based compensation	(2,260)	(1,101)
Net change in operating assets and liabilities, net of acquisitions	13,061	5,220
Net cash provided by operating activities	60,914	64,593

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(35,860)	(32,327)
Capital expenditures for property and equipment	(36,147)	(24,108)
Proceeds from disposal of assets	215	301
Increase in restricted assets, net of interest income	(581)	(621)
Decrease (increase) in other assets	(517)	96
Net cash used in investing activities	(72,890)	(56,659)

Cash flows from financing activities:
Proceeds from long-term debt	21,000	80,500
Principal payments on notes payable and long-term debt	(23,616)	(57,487)
Change in book overdraft	-	(3,596)
Proceeds from option and warrant exercises	6,513	5,124
Excess tax benefit associated with equity-based compensation	2,260	1,101
Distributions to minority interest holders	(2,352)	(2,842)
Payments for repurchase of common stock	(5,414)	(31,527)
Debt issuance costs	(100)	-
Net cash used in financing activities	(1,709)	(8,727)

Net decrease in cash and equivalents	(13,685)	(793)
Cash and equivalents at beginning of period	34,949	10,298
Cash and equivalents at end of period	$21,264	$9,505

ADDITIONAL STATISTICS
THREE MONTHS ENDED MARCH 31, 2008
(Dollars in thousands)

Internal Growth: The following table reflects revenue growth for operations owned for at least 12 months:

Three Months Ended March 31, 2008
Price	5.3%
Volume	2.2%
Intermodal, Recycling and Other	0.6%
Total	8.1%

Uneliminated Revenue Breakdown:

	Three Months Ended March 31, 2008
Collection	$186,161	65.9%
Disposal and Transfer	72,158	25.6%
Intermodal, Recycling and Other	23,960	8.5%
Total	$282,279	100.0%

Inter-company elimination	$31,979

Days Sales Outstanding for the three months ended March 31, 2008: 42 (26 net of deferred revenue)

Internalization for the three months ended March 31, 2008: 68%

Other Cash Flow Items for the three months ended March 31, 2008:
Cash Interest Paid: $6,998
Cash Taxes Paid: $ 215

Debt to Capitalization: 49.8%

Share Information for the three months ended March 31, 2008:

Basic shares outstanding	66,789,398
Dilutive effect of options and warrants	1,189,879
Dilutive effect of restricted stock	142,676
Diluted shares outstanding	68,121,953

Shares repurchased	1,041,271

NON-GAAP RECONCILIATION SCHEDULE
(in thousands)

Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets and excess tax benefit associated with equity-based compensation, plus or minus change in book overdraft, less capital expenditures for property and equipment and distributions to minority interest holders. This measure should be used in conjunction with GAAP financial measures. Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of our operations. Other companies may calculate free cash flow differently.

Free cash flow reconciliation:

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2008
Net cash provided by operating activities	$60,914	$64,593
Change in book overdraft	-	(3,596)
Plus: Proceeds from disposal of assets	215	301
Plus: Excess tax benefit associated with equity-based compensation	2,260	1,101
Less: Capital expenditures for property and equipment	(36,147)	(24,108)
Less: Distributions to minority interest holders	(2,352)	(2,842)
Free cash flow	$24,890	$35,449
Free cash flow as % of revenues	11.4%	14.2%